UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 30, 2005

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

599 9th Street North, Suite 101
Naples, Florida 34102-5624
(Address of principal executive offices)

(239) 263-3344
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement

On December 30, 2005, the registrant entered into a Merchant Asset Purchase Agreement, by and among the registrant, its wholly-owned subsidiary bank, TIB Bank (the “Bank”), and NOVA Information Systems, Inc. (“NOVA”), which agreement provides for the sale by the Bank of its merchant card services business to NOVA. Assets sold consist primarily of the Bank’s interests in merchant services agreements and equipment and rental payments thereon related to processing point-of-sale transactions. The Merchant Asset Purchase Agreement provides for a transition period of up to six months, during which time the Bank will continue to service existing merchant accounts until those accounts can be converted to NOVA’s system. The consideration for the sale of assets pursuant to the Merchant Asset Purchase Agreement is $7,250,000. The transaction closed on December 31, 2005.

In connection with, and simultaneously with entering into the Merchant Asset Purchase Agreement, the parties entered into a Marketing and Sales Alliance Agreement and a Non-Competition Agreement. The Marketing and Sales Alliance Agreement provides for the exclusive referral by the Bank to NOVA of Bank customers seeking merchant card processing services, and on-going, active promotion of NOVA’s services to Bank customers. The Marketing and Sales Alliance Agreement has an initial term of ten years, and may be extended by the parties. The Non-Competition Agreement prohibits the Bank from competing with NOVA to provide merchant card processing services, and prohibits the Bank from soliciting for such services (other than to be provided by NOVA) any merchants that had a merchant services relationship with the Bank at the time of the sale, and any merchants subsequently referred to NOVA. The Non-Competition Agreement is effective for so long as the Marketing and Sales Alliance Agreement is in effect. The non-solicitation covenant extends for two years following termination of the Marketing and Sales Alliance Agreement.

ITEM 7.01. Regulation FD Disclosure.

On January 3, 2006, TIB Financial Corp. issued a press release announcing the sale of the merchant services business as discussed in Item 1.01 of this report on Form 8-K. A copy of the press release is attached as an exhibit hereto.

ITEM 9.01. Financial Statements and Exhibits

(a)  Not applicable.
(b) Not applicable.
(c)  Not applicable.
(d) Exhibits

99.1 Press Release dated January 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP

Date: Date: January 4, 2006	By:	/s/ Edward V. Lett

Edward V. Lett, President and Chief Executive Officer